Exhibit 16.1

July 14, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

      Re:   clickNsettle.com,Inc. File No. 0-21419

Dear Sir or Madam:

We have read Item 4.01 of the Amended Form 8-K/A of clickNsettle.com, Inc. dated July 14, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Grant Thornton LLP


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